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                                                                  EXHIBIT 10.14

                              CONSULTING AGREEMENT

         This Agreement is made as of the 1st day of November, 1996, between FIRST NEW ENGLAND DENTAL CENTERS, INC., a Delaware corporation (the "Company"), and THE FORT HILL GROUP, INC., a Delaware corporation (the "Consultant").

         WHEREAS, the Company desires to retain Consultant for the period and upon and subject to the terms herein provided; and

         WHEREAS, Consultant is willing to agree to be retained by the Company upon and subject to the terms herein provided;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

         [Section]1. TERM OF CONSULTANCY. The Company agrees to retain Consultant to provide financial consulting services from November 1, 1996 through October 31, 1998.

         [Section]2. COMPENSATION. The Company will pay Consultant for its services rendered hereunder at the rate of $13,000 per month, payable in arrears on the last day of each calendar month during the term of this Agreement.

         [Section]3. DUTIES. During the term of this Agreement, the Company shall retain Consultant to perform such financial consulting and other services as the parties may mutually agree.

         [Section]4. EXPENSES. Consultant shall be entitled to reimbursement for reasonable and necessary business expenses incurred, consistent with Company policy, in connection with the performance of its duties hereunder upon receipt of vouchers therefor in accordance with such procedures as the Company has heretofore or may hereafter establish.

         [Section]5. CONFIDENTIALITY. Consultant shall not, either during the period of its consultancy with the Company or thereafter, reveal or disclose to any person outside the Company or use to its own benefit, any proprietary and confidential marketing technique or cost method, or any patient list of the Company or any proprietary and confidential mailing or supplier list, whether or not made, developed and/or conceived by Consultant or by others in the employ of the Company. Upon the termination of Consultant's consultancy in any manner or for any reason, Consultant shall promptly surrender to the Company all copies of any of the foregoing, together with any other documents, materials, data, information and equipment belonging to or relating to the Company's business and in his possession, custody or control, and Consultant shall not thereafter retain or deliver to any other person, any of the foregoing or any summary or memorandum thereof.

         [Section]6. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first-class, registered or certified mail, postage prepaid, addressed
(a) if to Consultant, attention of the Chairman and Chief Executive Officer at 767 Third Avenue, 20th Floor, New York, New York 10017; and (b) if to the Company, attention




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of the Chairman and Chief Executive Officer at its principal place of business,
85 Devonshire Street, Boston, Massachusetts 02109.

         [Section]7. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Company and the Consultant with respect to the subject matter hereof and there have been no oral or other agreements of any kind whatsoever as a condition precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof.

         [Section]8. AMENDMENTS. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

         [Section]9. ASSIGNABILITY; BINDING NATURE. This Agreement has been duly authorized by the Company's Board of Directors and shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder.

         [Section]10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         [Section]11. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.

FIRST NEW ENGLAND DENTAL CENTERS, INC.        THE FORT HILL GROUP, INC.


By: Donald E. Strange                         By: John R. Lakian
   -------------------------------               ----------------------------
   Donald E. Strange, Chairman and               John R. Lakian, Chairman and
   Chief Executive Officer                       Chief Executive Officer